EXHIBIT (99.1)

News Release

Ecolab Inc.

1 Ecolab Place

St. Paul, Minnesota 55102

ECOLAB ANNOUNCES EARLY PARTICIPATION DATE RESULTS FOR EXCHANGE OFFERS AND EXTENSION OF DEADLINE TO RECEIVE THE EARLY PARTICIPATION AMOUNT

ST. PAUL, Minn.--(August 23, 2021)--Ecolab Inc. (“Ecolab”) (NYSE:ECL) today announced results as of the expiration of the early participation period at 5:00 p.m., New York City time, on August 20, 2021 (the “Early Participation Date”), of its offers (“Exchange Offers”) to certain eligible holders to exchange its outstanding notes of the four series described in the table below (collectively, the “Old Notes”) for up to $500 million aggregate principal amount (the “Exchange Cap”) of its newly issued 2.750% Notes due 2055 (the “New Notes”) and cash (including cash in lieu of fractional New Notes). The New Notes will be a further issuance of, and will be in addition to, the 2.750% notes due 2055 (the “Original 2055 Notes”) that Ecolab issued for cash on August 18, 2021, in the aggregate principal amount of $300 million.

The Exchange Offers are being conducted on the terms and subject to the conditions set forth in a confidential offering memorandum (the “Offering Memorandum”) dated August 9, 2021, and related letter of transmittal (together, the “Exchange Offer Documents”). Capitalized terms not otherwise defined herein are as defined in the Offering Memorandum.

Ecolab also announced that it has extended the deadline to receive the Early Participation Amount beyond the Early Participation Date to 11:59 p.m., New York City time, on September 3, 2021, unless extended (the “Expiration Date”). Accordingly, holders of Old Notes validly tendered after the Early Participation Date but at or prior to the Expiration Date will receive the Total Exchange Consideration (without deduction of the Early Participation Amount) for each $1,000 principal amount of Old Notes, subject to the acceptance priority levels and proration procedures described in the Exchange Offer Documents to the extent the Exchange Cap is exceeded. Except as described in this press release, the terms and conditions of the Exchange Offers, as set forth in the Offering Memorandum, remain unchanged.

As of the Early Participation Date, according to D.F. King & Co., Inc., the exchange agent for the Exchange Offers, the aggregate principal amount of the Old Notes validly tendered and not withdrawn in the Exchange Offers was $385,293,000, consisting of an aggregate principal amount of each series as set forth in the table below. Holders of such Old Notes may no longer validly withdraw tenders of Old Notes. Ecolab expects to accept all Old Notes tendered at or prior to the Early Participation Date, and settlement of such tendered notes is expected to occur on August 24, 2021.

Ecolab will announce pricing information for the Exchange Offers, including the aggregate principal amount of each series of Old Notes accepted for exchange, the applicable Total Exchange Consideration and the New Notes Value, after the Pricing Time, which is expected to occur today at 10:00 a.m. New York City time.

CUSIP No.	Title of Series	Acceptance Priority Level(1)	Outstanding Principal Amount	Principal Amount Tendered as of the Early Participation Date
278865 AM2	5.500% Notes due 2041	1	$457,953,000	$68,987,000
278865 BA7	3.950% Notes due 2047	2	$700,000,000	$215,950,000
278865 AW0	3.700% Notes due 2046	3	$250,000,000	$50,070,000
278865 BE9	4.800% Notes due 2030	4	$750,000,000	$50,286,000

(1) Ecolab will accept Old Notes in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the Exchange Cap and the other terms and conditions described in the Exchange Offer Documents.

Interest payable on the Old Notes up to, but not including, the applicable settlement date will be reduced by the interest accrued on the New Notes up to, but not including, the applicable settlement date. The Exchange Offers will expire at 11:59 p.m., New York City time, on September 3, 2021, unless extended.

Acceptance of Old Notes by Ecolab remains subject to certain conditions described in the Offering Memorandum, which may be waived by Ecolab, including that any New Notes issued in exchange for tendered Old Notes will be fungible with the Original 2055 Notes. Ecolab anticipates that all New Notes issued to holders who validly tendered Old Notes no later than the Early Participation Date will be treated as part of the same issuance as the Original 2055 Notes for U.S. federal income tax purposes, as further described in the Offering Memorandum. However, in the event we waive the Fungibility Condition, in respect of Old Notes tendered after the Early Participation Date and prior to the Expiration Date, it is possible that the New Notes received by holders of those Old Notes may not be fungible with the New Notes received by holders who tendered Old Notes at or prior to the Early Participation Date and/or the Original 2055 Notes.

Only holders who have duly completed and submitted an eligibility letter (which may be found at www.dfking.com/ecolab) are authorized to receive the Exchange Offer Documents and participate in the Exchange Offers. The eligibility letters include certifications that the holders are either (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) a non-“U.S. person” (as defined in Rule 902 under the Securities Act) located outside of the United States who are (i) not acting for the account or benefit of a U.S. person, (ii) a “non-U.S. qualified offeree” (as defined in the Exchange Offer Documents), and (iii) not resident in Canada.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the confidential offering memorandum relating to the Exchange Offers.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Ecolab entered into a registration rights agreement with respect to the New Notes and the Original 2055 Notes.

D.F. King & Co., Inc. will act as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. at (800) 431-9645 (toll free) or (212) 269-5550 (collect) or ecolab@dfking.com (email). You may also contact your broker, dealer commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes or New Notes. The Exchange Offers are being made solely pursuant to the Exchange Offer Documents. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of Ecolab by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding COVID-19 pandemic trends, the U.S. and global economic recovery, inflation, and our financial and business performance and prospects, including sales, earnings, pricing and new business. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. With respect to the COVID-19 pandemic, numerous factors will determine the extent of the impact on our business, including the severity of the disease, the duration of the outbreak, the distribution and efficacy of vaccines, the likelihood of a resurgence of the outbreak, including as a result of emerging variants, actions that may be taken by governmental authorities intended to minimize the spread of the pandemic or to stimulate the economy and other unintended consequences.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission (the "SEC"), and include the effects and duration of the COVID-19 pandemic; the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our Enterprise Resource Planning system upgrades; potential information technology infrastructure failures or breaches in data security; potential to incur significant tax liabilities or indemnification liabilities relating to the separation and split-off of our ChampionX business; our ability to attract, retain and develop high caliber management talent to lead our business and successfully execute organizational change; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers or vendors; the costs and effects of complying with laws and regulations, including those relating to the environment and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including labor and employment and anti-corruption; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the occurrence of litigation or claims, including class action lawsuits; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

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Ecolab Inc.

Michael J. Monahan(651) 250-2809

Nate Brochmann(651) 250-3837

Andrew C. Hedberg(651) 250-2185

Source: Ecolab Inc.

(ECL-C)